Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Bryn Mawr Bank Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-204547, No. 333-201642, No. 333-182435, No. 333-168072, No. 333-144280, No. 333-143445, and No. 333-119958), in the registration statements on Form S-4 (No. 333-206866, No. 333-196916, No. 333-163874, and No. 333-216995), and in the registration statements on Forms S-3 (No. 333-224849 and No. 333-177109) of Bryn Mawr Bank Corporation of our report dated February 28, 2019, with respect to the consolidated balance sheets of Bryn Mawr Bank Corporation as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2018, which report appears in the December 31, 2018 annual report on Form 10‑K of Bryn Mawr Bank Corporation.

(signed) KPMG LLP

Philadelphia, Pennsylvania
March 1, 2019